CRANE CO.

Exhibit 21 to FORM 10-K

Annual Report for the Year Ended December 31, 2003

Subsidiaries of Registrant

The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

Crane GmbH	Germany
National Rejectors, Inc. GmbH	Germany
NRI Iberica S.A.	Spain
Crane International Holdings, Inc.	Delaware
Crane Canada Co.	Canada
Crane Ningjin Valve Co.	China (90%)
Crane Zhengying Rubber Co. Ltd.	China (80%)
Crane Environmental Inc.	Delaware
Industrial Motion Control Holdings, LLC	Delaware (49%)
Crane Fengqiu (Zhejiang) Pump Co. Ltd.	China (70%)
Crane Aerospace, Inc.	Delaware
ELDEC Corporation	Washington
ELDEC France S.A.R.L.	France
Hydro-Aire, Inc.	California
Crane Ltd.	England
Crane Europe Ltd.	Scotland
Crane Merchandising Systems Ltd.	England
Crane Process Flow Technologies Ltd.	England
Crane Process Flow Technologies (India) Ltd.	India
ELDEC Electronics Ltd.	England
Crane Stockham Valve Ltd.	England
Crane Nantong Company Ltd.	China (70%)
Crane Pumps & Systems, Inc.	Delaware
Crane Resistoflex GmbH	Germany
Crane (Southeast Asia) Pte. Ltd.	Singapore
Kessel (Thailand) Pte. Ltd.	Thailand (49%)
Resistoflex Plastic Lined System (Shanghai) Co. Ltd.	China
Resistoflex Sdn. Bhd.	Malaysia
CR Holdings C.V	Netherlands
Crane Global Holdings S.L.	Spain
Crane Australia Pty. Ltd.	Australia
P.T. Crane Indonesia	Indonesia (51%)
Crane Process Flow Technologies S.r.l.	Italy
Crane Holdings (Germany) GmbH	Germany

Exhibit 21 to FORM 10-K (continued)

Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane YongXiang (Ningbo) Valve Co. Ltd.	China (70%)
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co.	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Crane International Capital B.V.	Netherlands
General Technology Corporation	New Mexico
Interpoint Corporation	Washington
Interpoint S.A.R.L.	France
Interpoint U.K. Ltd.	England
Interpoint Taiwan Corporation	Taiwan
Kemlite Company, Inc.	Delaware
Sequentia, Inc.	Ohio
Lasco Material, Inc.	Delaware
Lasco Panels, Inc.	Delaware
Lasco Composites, LP	Delaware
Kemlite Ltd.	England
Mark Controls Corporation	Delaware
Azonix Corporation	Massachusetts
Barksdale, Inc.	Delaware
Dynalco Controls Corporation	Delaware
Barksdale Control Products GmbH	Germany
Westad Industri A/S	Norway
Signal Technology Corporation	Delaware
Xomox Corporation	Ohio
Xomox A.G.	Switzerland
Xomox Chihuahua S.A. de C.V.	Mexico
Fisher-Xomox Sanmar Ltd.	India (49%)
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.	France
Flow Technology, Inc.	Ohio
Crane Nuclear, Inc.	Delaware
Crane Overseas LLC	Delaware
Streamware Corporation	Massachusetts